EXHIBIT 99.1
                    news
■  F I N A N C I A L
■  RELATIONS BOARD
Value Added Communications

                                                                                                                                                                 RE:  NN, Inc.
                         2000 Waters Edge Drive
                                                                                                                                                                                                                                                                                            Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD
Will Kelly	Marilynn Meek	Susan Garland
Vice President and Chief Administrative Officer	(General info)	(Analyst info)
(423) 743-9151	212-827-3773	212-827-3775

FOR IMMEDIATE RELEASE
September 13, 2007

NN, INC. ANNOUNCES NEW $25 MILLION SHARE REPURCHASE PROGRAM

Johnson City, Tenn, September 13, 2007 – NN, Inc. (Nasdaq: NNBR) today announced that its Board of Directors has authorized a new share repurchase program.  The current $10 million share repurchase program was initiated in February 2006 and will expire this month.  To date, the Company has purchased approximately $7 million worth of its common shares in open market transactions under the existing $10 million program.

The new share repurchase program will be in effect for a period of one year beginning on September 13, 2007, and the amount approved for purchase, from this date until the expiration of the program, will be $25 million worth of shares to be purchased in the open market from time to time in accordance with market regulations.

NN, Inc. manufacturers and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis.  Headquartered in Johnson City, Tennessee, NN has 14 manufacturing plants in the United States, Europe and China.  NN, Inc. had sales of US $330 million in 2006.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion.  All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company's ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, the successful implementation of the global growth plan including development of new products and consummation of potential acquisitions and other risk factors and cautionary statements listed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2006.